                                                                EXHIBIT 4.3
                                                                -----------

                 AMENDMENT & RESTATEMENT OF THE SOUTHWEST BANK
                    401(K) RETIREMENT SAVINGS TRUST AGREEMENT

      THIS TRUST AGREEMENT made and entered into as of the 12th day of August 1998, by and between Southwest Bank of St. Louis, a corporation organized under the laws of the State of Missouri (hereinafter called the "Company"),

                                 a
                                    n
                                       d

Investors Fiduciary Trust Company, a Missouri trust company (hereinafter called the "Trustee").


                                  WITNESSETH:

      WHEREAS, the Board of Directors of the Company ("Board") has adopted the Southwest Bank 401(k) Retirement Savings Plan ("Plan") and the Southwest Bank 401(k) Retirement Savings Trust for certain employees of the Company, effective January 1, 1986, and

      WHEREAS, the Company wants to amend and restate the Trust for the purpose of entering into an agreement with the Trustee for the purpose of holding plan assets pursuant to the Plan and;

      WHEREAS, effective as of the date first written above, the Company has designated the Trustee as trustee under the Plan, and the Trustee agrees to accept said designation and to be bound by the terms of this Trust Agreement;

      NOW, THEREFORE, the Company and the Trustee, intending to be legally bound hereby, agree as follows:

                                SECTION 1

1.1 The Trust is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("Act"), and to be a "qualified trust" as such term is used in Sections 401 and 501 of the Internal Revenue Code of 1986, as amended ("Code").

1.2 As used herein, the term "Plan", shall, to the extent appropriate, mean the Southwest Bank 401(k) Retirement Savings Plan, a copy of which is attached hereto as Exhibit A ("Plan"). The terms used herein shall have the meanings ascribed to them by the Act or, where defined by the Plan, the Plan, unless the context clearly indicates a different intended meaning. With respect to the terms and conditions of any prior trust arrangement relating to a Plan, this Trust Agreement shall supersede and replace any such prior arrangement. Further, the Trustee shall in no way be deemed accountable, responsible or liable for the actions (or any failure to act) of any predecessor trustee.

                                  SECTION 2

2.1 Subject to the terms and conditions of this Trust Agreement, the Company hereby establishes with the Trustee a trust consisting of (a) the assets of the Plan from and after the date such assets are transferred to the Trustee, and (b) such other sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered by the Company or other Contributing Company ("Employer") to the Trustee. All such money and property and all earnings and profits thereon, less any losses and disbursements made by the Trustee, as authorized herein or in the Plan, shall constitute the Trust which shall be held and administered in accordance with the provisions of the Plan and this Trust Agreement by the Trustee, who hereby accepts the Trust created hereunder. All monies and properties which become subject to this Trust Agreement, all investments and reinvestments made therewith and proceeds thereof and all earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee as authorized herein, and any losses thereto, are referred to herein as the "Fund". The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Trust Agreement. The duties and responsibilities of the Trustee shall be determined solely in accordance with this Trust Agreement and shall not be deemed to be enlarged by the provisions of the Plan. In the event any provision of this Agreement should conflict with the terms and conditions of the Plan with respect to the duties of the Trustee, the provisions contained herein shall control.

2.2 The Trustee shall have no duty to determine or collect any Plan contributions and shall be solely accountable for monies or properties actually received by it. The Employer shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to such contributions.

2.3 The Trustee shall not have any duty or responsibility to determine the type and form of investment which may be selected by the Company, any Plan participant ("Participant"), the Committee (as defined in Section 3), the Fiduciary (as defined in Section 6), or any Investment Manager (as defined in
Section 6). The assets of the Plan which are held in the Fund may be invested in any of the following investments:

      (a) open-end and closed-end investment companies which are from time to time made available through Aon Consulting, Inc., a Pennsylvania corporation, which shall perform Participant recordkeeping services for the Plan ("Recordkeeper") to plans for which it provides recordkeeping services, regardless of the purposes for which such fund or funds were created, including those managed, serviced or advised by the Trustee or any affiliate of the Trustee;

      (b) any collective, common or pooled trust funds operated or maintained by any banks or trust companies, including the Trustee or any affiliate of the Trustee, exclusively for the commingling and collective investment of assets held under or as part of plans which are established in conformity with and qualify under Section 401(a) of the Code, which funds are from time to time made available through the Recordkeeper to plans for which it provides recordkeeping services;

      (c) contracts issued by insurance companies or other financial institutions, including but not limited to guaranteed investment contracts ("GICs"), synthetic GICs, bank investment contracts, group annuity contracts, benefit responsive contracts and similar instruments, including contracts under which an insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company; provided, the Fiduciary shall be responsible for selecting the issuer and terms thereof and for performing all functions and responsibilities in connection therewith (except that the Trustee shall place monies therein pursuant to the terms hereof, determine the value thereof as provided in Section 8.6 hereof and execute documents incidental thereto on the written instructions of the Fiduciary);

      (d) any "qualifying employer security," as defined in Section 407(d) of the Act, which is publicly traded on a national exchange in an amount up to 100 percent of the value of the Fund; and

      (e) such other lawful investments as the Company and the Trustee may agree upon in writing from time to time, but in no event any interest in real property or any tangible personal property.

      The Trustee shall only be liable for placement of monies or other property received by it in such permitted investments as the Trustee shall be directed from time to time by the Committee, the Fiduciary or by the Recordkeeper. Notwithstanding anything in this Trust Agreement to the contrary, the Recordkeeper's role in transmitting investment, distribution, and voting instructions to the Trustee shall be solely in its ministerial capacity as the conduit for transmitting such instructions from the Company, Committee and/or Plan Participants to the Trustee.

2.4 Except as may be provided by law for the purpose of returning an Employer's contributions based on mistake of fact or lack of deductibility (and all Employer contributions are hereby conditioned on such deductibility), or in case the Plan provides for the return of the Employer's contributions in the event such Plan fails to initially qualify under the applicable provisions of the Code, at no time prior to the satisfaction of all liabilities for benefits under such Plan shall any part of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or retired Participants under such Plan, or their beneficiaries, and for the payment of the expenses of such Plan.

2.5 To the extent permitted by law, the Trustee may commingle the Fund with funds of other trusts of similar nature created by the Employer for the exclusive benefit of its employees. Where commingling is effected with other trusts maintained by the Employer, the combined trust, to the extent that assets are attributable to contributions made under this Trust Agreement, shall be the Fund referred to herein. By agreement the Trustee may maintain such records as the Trustee deems necessary in order to separate the Fund from the funds of the other trusts maintained by the Employer. Should separation be required of the Fund from other trusts maintained by the Employer, the Trustee shall make such separation in accordance with generally accepted accounting principles and, where applicable, upon the certification of an Enrolled Actuary.

2.6 The Recordkeeper and the Committee, and not the Trustee, shall be responsible and shall be held responsible by the Company for the administration (solely in accordance with the terms of the Plan and the administration policies of the Plan Administrator) of all loans made from the Fund to Participants, including the daily transmission of information to the Trustee regarding the principal payments made by Participants on outstanding loans and the timely notification of Participants of amounts due on outstanding loans.

2.7 With respect to the voting of the securities held by each Plan, the Trustee shall vote in accordance with the directions provided to it by any of the Recordkeeper or the Committee. The Trustee shall not be responsible for the tabulation of any voting instructions. In the event either the Recordkeeper or the Plan Administrator fails or declines to timely direct the Trustee as to voting any securities held by the Plan, such failure or declination to direct shall be deemed to be a direction not to vote such shares.

                                    SECTION 3

3.1 The Plan shall be administered by the Committee which is designated by the terms of such Plan to administer it ("Committee") and the Committee shall have the sole fiduciary duty as to such Plan administration. The Trustee shall not be responsible in any respect for such administration.

3.2 The Company shall notify the Trustee in writing of all persons who will function as members of the Committee under the terms of the Plan and this Trust Agreement and the rights, powers and duties of each such person. In the absence of such notice, the Trustee shall rely solely upon the Company. The Trustee shall be entitled to deal with any person or entity identified by the Company as a member of the Committee until notified otherwise by the Company in writing.

3.3 The Trustee shall not be responsible in any way for the collection of contributions provided for under the Plan, the purposes or propriety of any distribution made pursuant to this Trust Agreement or any other action taken at the Committee's, the Company's, the Employer's, any Fiduciary's, or the Recordkeeper's request (including requests communicated by any of the foregoing on behalf of Participants), nor shall the Trustee be responsible for the validity or effect or the qualification of the Plan or of the Trust Agreement under the Code. The Trustee shall not be required to examine the Plan or be charged with notice of its provisions. The Trustee shall not be required to take any action upon receipt of any notice from the Internal Revenue Service ("IRS") except to forward a copy thereof to the Employer or Committee with a request for written instructions. The Company shall, at all times, fully indemnify and save harmless the trustee, its successors and assigns, from and against any and all loss resulting from liability to which the Trustee may be subject by reason of any act or conduct (except for the Trustee's own negligence or willful misconduct) in its capacity as Trustee hereunder, including all expenses reasonably incurred in its defense, in case the Company fails to provide such defense. The Trustee shall be under no duty to take any action other than as herein specified with respect to the Trust unless the Company shall furnish the Trustee with instructions in proper form and as authorized by the terms of the Plan; or to defend or engage in any suit with respect to the Trust unless the Trustee shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Trustee. The Trustee shall be protected in acting upon any order from the Fiduciary, Company, Recordkeeper, Committee or Employer (including orders communicated by any of the foregoing on behalf of Participants) or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and, so long as it acts in good faith, in taking or omitting to take any other action. The Trustee shall not be liable for interest on any cash or cash balances maintained in the Trust pending investment.

                                    SECTION 4

4.1 The Trustee shall make such payments out of the Fund as the appropriate Committee or the Recordkeeper may from time to time in writing direct, including payment of any expenses of the Fund.

4.2 The Trustee shall be fully protected in making such payments from time to time and shall be charged with no responsibility whatsoever respecting the application of such monies provided that such payments are made in accordance with direction of the Committee, the Company or the Recordkeeper, as appropriate.

4.3 Monies being transferred to and disbursed by the Trustee may be held in non-interest bearing transaction accounts in financial institutions selected by the Trustee (including but not limited to financial institutions affiliated with the Trustee) and in such accounts in other financial institutions, as instructed by the Committee or Recordkeeper, for purposes of collections and processing transfers and disbursements. The Trustee may transfer monies payable by the Plan from the Fund to such accounts prior to issuance of wire transfer orders or checks, drafts or other instruments payable from such accounts.

                                    SECTION 5

5.1 The Committee shall direct the Trustee to establish on its books and records the same number of accounts as there are investment options available to the Participants or are specified by the Plan.

5.2 The Recordkeeper shall, upon the making of any contribution to this Trust by an Employer, or, if applicable, a Participant, instruct the Trustee in writing of the manner that such contribution is to be allocated among the accounts previously established.

5.3 The Trustee shall not be responsible nor liable to establish or maintain a record or account in the name of any individual Plan Participant. The Trustee shall not be required to establish the value of any Participant's individual interest in the Fund or any account established hereunder.

                                    SECTION 6

6.1 The Plan of which this Trust Agreement forms a part has therein designated, either by name or through a procedure contained therein, a fiduciary ("Fiduciary"), which may be the Committee, which has been invested with the power to manage and control the assets of such Plan. Such power includes the authority for the Fiduciary to appoint one or more investment managers ("Investment Managers"), who shall each be deemed a "Fiduciary" for purposes of this Trust Agreement.

      The Fiduciary shall exercise the sole and exclusive power to manage and control the Plan's assets held as part of the Fund. The Trustee, as to those assets, shall be released and relieved of all investment duties, responsibilities and liabilities normally or statutorily incident to a trustee. In particular, the Trustee shall have no discretion as to investment or administration of the Plan provided, however, the foregoing shall not limit any liability to the Plan that the Trustee may otherwise incur. The other powers of the Trustee shall only be exercised upon the written directions of the Fiduciary.

      The Recordkeeper, pursuant to a services agreement between the Recordkeeper and Trustee, may accept and transmit orders to the Trustee from Employers, the Company, the Committee, Plan Fiduciaries or Plan Participants. The Trustee may rely on the completeness and accuracy of all orders transmitted to the Trustee by the Recordkeeper, on behalf of the Plan Fiduciaries or Plan Participants. The Company shall hold the Trustee harmless for any losses or expenses arising out of the Trustee's proper execution of orders transmitted to it by the Recordkeeper. The Company acknowledges that the Trustee will place such orders only if, in the sole discretion of the Trustee, sufficient funds are available in the account of the applicable Plan for use in placing orders.

      The Trustee is authorized, in its sole discretion, to advance funds or to arrange for another financial institution (which may be an affiliate of the Trustee) to advance funds from time to time for the purchase of investment assets, for distributions from the Plan and for other Plan purposes prior to receipt of sufficient funds (whether contributions or proceeds of the liquidation of other investments). All such advances shall be made subject to the requirements of the Act and the rules, regulations, rulings and interpretations thereunder, including but not limited to the U.S. Department of Labor's Prohibited Transaction Class Exemption 80-26, as amended from time to time. If sufficient funds to repay any such advance are not received by the following business day, the Trustee may, in its discretion, then or at any time thereafter prior to such repayment, sell, redeem or otherwise liquidate any assets of the Plan in order to repay such advance. Any gain realized upon such liquidation, after payment of any related costs and expenses, shall belong to the Plan. The Company shall pay to the Trustee on demand any portion of any such advance and the related costs and expenses not repaid from the proceeds of the liquidation.

      Should the Fiduciary at any time direct the Trustee to utilize the services of any broker, dealer, employee or representative of either, or any other person ("Broker") to render services to the Fund, or should the Trustee require the services of such persons in order to fulfill its obligations pursuant to this Agreement, the Fiduciary shall be solely responsible for the selection of such Broker and shall be solely responsible for the acts of such Broker. The Trustee shall fully comply with the written instructions, if of a continuing nature, until revoked, unless the Trustee has actual knowledge that the instructions of the Fiduciary are in contravention of the Act or the Plan.

6.2 The Trustee shall not maintain indicia of ownership of any asset held in the Fund outside the jurisdiction of the District Courts of the United States unless such holding is approved through ruling or regulation promulgated under the Act by the Secretary of Labor.

6.3 The Trustee shall keep such portion of the Fund in cash or cash balances as may be specified from time to time by the Recordkeeper pursuant to the Plan to meet required payments from the Fund. The Trustee shall not be liable for any interest on any cash balances so maintained.

6.4 In performing its obligations under this Agreement, the Trustee shall be entitled to employ suitable agents, counsel, and other service providers.

                                    SECTION 7

7.1 The Trustee shall be compensated for services rendered by it under this Trust Agreement based on its current fee schedule in effect from time to time. Notwithstanding anything herein to the contrary, as long as Aon Consulting, Inc. is Recordkeeper, the Trustee's fees (including any expenses incurred pursuant to the next sentence) shall be paid by the Recordkeeper pursuant to its fee arrangement with the Company. The Trustee also shall be reimbursed for any expenses incurred as a result of the execution of its duties hereunder, including, but not limited to, reasonable legal and accounting expenses, expenses incurred as a result of disbursements and payments made by the Trustee, and reasonable compensation for agents, counsel or other services rendered to the Trustee by third parties and expenses incident thereto. Expenses for which the Trustee shall be reimbursed also include taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Fund. The Trustee's and its affiliated financial institution's ability to earn income on amounts held hereunder in non-interest bearing transaction accounts for processing receipts and disbursements has been taken into consideration in establishing the Trustee's fees hereunder. The Trustee or any affiliated financial institution shall be entitled to retain any such income as a part of the Trustee's agreed compensation hereunder, and such income shall not be or become a part of the Fund.

7.2   All compensation, expenses, taxes and assessments specified in Section
7.1 may be paid by the Employer or Recordkeeper, as applicable, but to the extent that they are not paid by the Employer or the Recordkeeper, shall constitute a charge upon the Fund.

7.3 The Trustee shall notify the Company with regard to any tax assessments which it receives on any income or property maintained in the Fund and, unless notified to the contrary by the Company within ninety (90) days, shall pay any such assessments. If the Company notifies the Trustee within said period that it is its opinion or the opinion of counsel that such assessments are invalid or that they should be contested, then the Trustee shall take whatever action is indicated in the notice received from the Company or counsel, including contesting the assessment or litigating any claims. The Company shall reimburse the Trustee all necessary and reasonable expenses incurred by the Trustee in contesting any such assessments or litigating any such claims.

                                    SECTION 8

8.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the applicable Committee. The Trustee may rely on the Recordkeeper for the maintenance and provision of any or all of the records specified in this
Section 8. The Trustee shall reconcile periodically with the Recordkeeper all Plan-related transactions and Plan balances.

8.2 At the reasonable request of the Committee or the Company or upon the removal or resignation of the Trustee, the Trustee shall provide information relating to all investments, receipts and disbursements, and other transactions, effected during the past fiscal year or other annual period or during the period from the close of the preceding fiscal year or other preceding period to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such fiscal year or other period, valued currently, and such other information as may be required of the Trustee, provided however, that the Trustee shall not be obligated pursuant to this Section 8.2 to provide any information that it is not otherwise maintaining in the course of its discharge of duties as Trustee. At the direction of the Recordkeeper, the Trustee also shall forward to the IRS income tax withholding information. The Recordkeeper shall provide the Trustee with all information with respect to such withholding which is required to be filed by the Trustee with the IRS. The Company shall hold the Trustee harmless from any costs, expenses or liabilities that arise as a result of the Trustee's submission to the IRS of information provided to the Trustee by the Recordkeeper.

8.3 Neither the Company nor the Committee shall have the right to demand or be entitled to any further or different accounting by the Trustee and no Participant or his beneficiary or any other person shall have the right to demand or be entitled to any accounting by the Trustee, other than those to which they may be entitled under the law.

8.4 Nothing contained herein will be construed or interpreted to deny the Trustee or the Company the right to have its account established pursuant to this Agreement judicially determined.

8.5 For the purposes of this Section, the Trustee shall conclusively presume that the Committee has made all Federal filings required by federal law as of the date required. Should the Trustee incur any liability by reason of the Committee's failure to timely file, the Company shall fully reimburse the Trustee for any and all obligations, including penalties, interest or expenses, so incurred by the Trustee.

8.6 The Trustee shall determine or have determined the fair value of the Fund at such times as may be required to carry out the provisions of the Plan or this Trust Agreement, but shall do so at least annually. In connection with the Trustee's duties and obligations pursuant to this Section 8.6, the Trustee shall rely exclusively upon and shall not be responsible for values established by third parties or by the Trustee in its capacity as a mutual fund recordkeeper, transfer agent or custodian, including but not limited to:

      (a) in connection with mutual funds, the net asset value reported to the Trustee by such mutual funds or the transfer or other agents of such mutual funds;

      (b) in connection with policies and contracts with insurance companies or other financial institutions, the book value or other value ascribed to such policies or contracts by the insurance company or its agent or other financial institution or its agent;

      (c) in connection with bank collective funds, the unit value as reported by the trustee of such funds; and

      (d) in connection with publicly traded securities, the market price of such securities as reported to the public in a generally available form.

If values for any investment of a Fund are not generally available, the Trustee may rely upon instructions provided to it by the Committee as to valuation procedures.

8.7 All records and accounts maintained by the Trustee with respect to the Fund shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company in writing of its intention and transferring to the Company any such records and accounts requested. The Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

                                    SECTION 9

9.1 The Trustee may be removed by the Company, upon written notice to the Trustee to that effect. The Trustee may resign as Trustee hereunder, upon written notice to that effect delivered to the Company.

9.2 Such removal or resignation shall become effective as of the last day of the month which coincides with, or next follows, the expiration of thirty
(30) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon by the Company and the Trustee.

9.3 In the event of such removal or resignation, a successor trustee shall be appointed by the Company to become the trustee as of the time such removal or resignation becomes effective. Such successor trustee shall accept such appointment by an instrument in writing delivered to the Company and upon becoming a successor trustee shall be vested with all the rights, powers, duties, privileges and immunities as successor trustee hereunder as if originally designated as trustee in this Trust Agreement. The Trustee shall have no responsibility or liability for the acts, or failure to act when required to act, of any successor trustee.

                                   SECTION 10

      The Employer shall furnish the Trustee from time to time with certified copies of resolutions of its Board of Directors evidencing the appointment, identity and term of office of any persons acting as, or constituting, the members of the applicable Committee or acting as the Plan Recordkeeper under the Plan with respect to any right, power or duty specified in this Trust Agreement.

                                   SECTION 11

11.1 The Company reserves the right at any time and from time to time by appropriate action acceptable to the Trustee to modify or amend in whole or in part any or all of the provisions of this Trust Agreement upon notice in writing to the Trustee; provided, however, that no modification or amendment which affects the rights, duties, or responsibilities of the Trustee may be made without the Trustee's consent.

11.2 Upon the termination of the Plan, the Trustee shall either distribute all cash, securities and other property then constituting the allocable portion of the Fund, less any amounts constituting charges and expenses allocable to the Plan payable from the Fund, on the date or dates specified by the Committee to such persons and in such manner as the Committee shall direct, or, if the Fund is to be maintained as a wasting trust as to the Plan, continue the allocable portion of the Fund in accordance with the directions of the Committee pursuant to the terms of the Plan. In making such distributions, the Trustee shall be entitled to assume that any distributions or actions are in full compliance with, and are not in violation of, any applicable law regulating the termination of retirement plans such as the Plan, and the Trustee may require the Company or the Committee to furnish it with evidence that such distributions do not violate any such applicable law. The Company assumes all liability of any kind whatsoever arising from any distribution made by the Trustee at the direction of the Committee as a result of the termination of this Trust Agreement and shall indemnify and save the Trustee harmless from any attempt to impose any liability on the Trustee with respect to any such distribution.

11.3 The Trustee reserves the right to retain such property as is not suitable for distribution at the time of termination of this Trust Agreement and shall hold such property as custodian for those persons or other entities entitled to such property until such time as the Trustee is able to make distribution. The Trustee's duties and obligations with respect to any property held in accordance with the above shall be purely custodial in nature and the Trustee shall only be obligated to see to the safekeeping of such property prior to its distribution. Upon complete distribution of all property constituting the Fund, this Trust Agreement shall be deemed terminated.

11.4 In the event no direction is provided by the Company or the Committee with respect to the distribution of the Fund or any portion thereof upon termination of this Trust Agreement, the Trustee shall make such distributions as are specified by the Plan. In the event the Plan is silent as to the distributions to be made upon termination of the Plan or the terms of the Plan are inconsistent with the then applicable law, the Trustee shall distribute the Fund to Participants and their beneficiaries under the Plan in an equitable manner that will not adversely affect the qualified status of the Plan under Section 401(a) of the Code or any other statute of similar import and that will comply with any applicable provisions of the Act regulating the allocation of assets upon termination of plans such as the Plan. The Trustee reserves the right to seek a judicial and administrative determination as to the proper method of distribution of the Fund upon termination of this Trust Agreement.

11.5 In the event this Trust Agreement is terminated pursuant to this Section 11, this Trust Agreement shall become void and have no effect, except that the provisions contained herein relating to indemnification, allocation of liability and allocation of expenses shall survive such termination. Nothing contained in this Section 11.5 shall relieve any party from liability for any breach of this Agreement.

                                   SECTION 12

      The Trustee accepts the Trust created hereunder and agrees to be bound by all the terms of this Trust Agreement.

                                   SECTION 13

      Except as heretofore provided and as provided in the Plan, no entity or Participant or beneficiary of the Plan shall have any interest in or right to the assets of the Fund, and to the full extent of all applicable laws, the assets of the Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of an Employer, Participants or beneficiaries. The Trustee shall take cognizance of no assignment or alienation of benefits unless, and then only to the extent that, written notices are received from the Committee, Company, or Recordkeeper.

                                   SECTION 14

      This Agreement shall be construed and enforced, to the extent possible, according to the laws of the State of Missouri, and all provisions hereof shall be administered according to the laws of said State and any Federal laws, regulations or rules which may from time to time be applicable.

                                   SECTION 15

      To the extent permitted by law, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Trust Agreement or for an accounting by the Trustee, and no Participant under the Plan or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under this Trust Agreement or the Plan.


ATTEST:                                 SOUTHWEST BANK OF ST. LOUIS


/s/ Carol B. Solenz                     By: /s/ Donna F. Bess
---------------------------------           ---------------------------------
[Corporate Seal]                            Name: Donna F. Bess
                                            Title: Vice President




                                        INVESTORS FIDUCIARY TRUST
                                        COMPANY, TRUSTEE


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title: